UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2008

Western Reserve Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-51264	31-1566623
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4015 Medina Road, Suite 100, Medina, Ohio		44256
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-764-3131

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2008, the Board of Directors of Western Reserve Bancorp, Inc. and its subsidiary, Western Reserve Bank, approved the revised Senior Executive Incentive Compensation Plan (the "Plan"). The Senior Executive Incentive Compensation Plan covers the Company's President & Chief Executive Officer and its Senior Vice Presidents. The Plan is similar to the prior Incentive Compensation Plan, but the Minimum Threshold to receive any payments under the plan has been increased, and several of the Performance Targets have been revised. Employees other than Senior Executives are now covered under a separate Employee Profit Sharing Plan, from which Senior Executives are excluded.

A copy of the Plan is attached hereto as Exhibit 10.12

Item 9.01 Financial Statements and Exhibits.

The Western Reserve Bancorp, Inc. and Western Reserve Bank Senior Executive Incentive Compensation Plan, as amended and restated as of May 1, 2008, is attached hereto as Exhibit 10.12.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Reserve Bancorp, Inc.

May 7, 2008	By:	Cynthia A. Mahl

Name: Cynthia A. Mahl
Title: Senior Vice President & Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.12	Western Reserve Bancorp, Inc. and Western Reserve Bank Senior Executive Compensation Plan, amended and restated as of May 1, 2008